UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 17, 2017
(Date of earliest event reported: October 16, 2017)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2017, Wendel Kralovich was elected Senior Vice President, Chief Accounting Officer & Controller for Revlon, Inc. ("Revlon") and its wholly owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC," and together with Revlon, the "Company"). Jamie Sanchez, who, as previously disclosed, was serving as the Company’s interim Chief Accounting Officer & Controller, will now report to Mr. Kralovich.

In connection with his joining the Company, the Company entered into an employment offer letter with Mr. Kralovich (the “Offer Letter”) pursuant to which Mr. Kralovich will receive an annual base salary of $300,000, with an annual target bonus of 50% of his base salary. Mr. Kralovich will also be eligible to participate in the Company’s annual long-term incentive program for 2018, with a total target award amount of $100,000, payable in March 2021, subject to Compensation Committee approval. Mr. Kralovich will also receive a sign-on bonus of $250,000, payable in a lump sum within 30 days following his start date; provided that if, within 12 months of the receipt of the sign-on bonus, Mr. Kralovich resigns for any reason or is terminated by the Company for inadequate performance or for any other reason that would disqualify him from receiving severance pay under the Company’s Executive Severance Pay Plan, he will be required to repay the full amount of the sign-on bonus to the Company. Mr. Kralovich will also be entitled to receive customary relocation benefits. Under the Offer Letter, Mr. Kralovich will also be eligible to participate in the Company’s Executive Severance Pay Plan. Mr. Kralovich’s Offer Letter requires that he comply with the Company’s confidentiality, non-solicit and non-compete obligations and with Company’s Code of Conduct and Business Ethics.

Prior to joining the Company, Mr. Kralovich (40) served as Vice President, Corporate Controller at Beazer Homes U.S.A., Inc. since April 2015. From 2013 to 2015, Mr. Kralovich was Vice President, Assistant Corporate Controller at Ralph Lauren Corporation and from 2008 to 2013 he held finance and accounting positions of increasing responsibility at Coca-Cola Enterprises, Inc. Prior to that, he served in various finance and accounting roles at Pulte Homes, Inc. and Ernst & Young LLP. Mr. Kralovich is a Certified Public Accountant.

Mr. Kralovich does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and
Secretary

October 17, 2017